UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 3, 2015 (May 31, 2015)

ENCISION INC.
(Exact name of registrant as specified in its charter)

Colorado	0-28604	84-1162056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6797 Winchester Circle, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 444-2600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 31, 2015 Encision Inc. (the “Company”) and Silicon Valley Bank (“Bank”) entered into a Second Amendment to Amended and Restated Loan and Security Agreement (the “Amendment”), which amends the Amended and Restated Loan and Security Agreement dated as of May 10, 2012 (the “Credit Agreement”). The Amendment extends the maturity date of the Company’s revolving line of credit to May 29, 2016.

The Amendment revises the Tangible Net Worth covenant contained in the Credit Agreement and waives certain existing and anticipated technical defaults under such covenant. The Amendment adds a new Liquidity Ratio covenant to the Credit Agreement. The Amendment also revises the available amount the Company can borrow against eligible inventory.

The Amendment requires the Company to pay an amendment fee of $20,000 to the Bank.

The foregoing is only a brief description of the material terms of the Amendment, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description
10.1	Second Amendment to Amended and Restated Loan and Security Agreement, dated May 31, 2015, by and between Encision Inc. and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCISION INC.
(Registrant)

Date June 3, 2015	/s/ Mala Ray
Mala Ray
Controller
Principal Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Second Amendment to Loan and Security Agreement, dated May 31, 2015, by and between Encision Inc. and Silicon Valley Bank.